EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND THE

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Cassava Sciences, Inc. (the “Company”), hereby certifies that to the best of such officer’s knowledge:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and to which this certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in this Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26,  2020

/s/ REMI BARBIER

Remi Barbier,

Chairman of the Board of Directors,

President and Chief Executive Officer

/s/ ERIC J. SCHOEN

Eric J. Schoen,

Chief Financial Officer